EXHIBIT 10.1

STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement, dated as of November 17, 2009 (this “Agreement”), is by and between Endeavour International Corporation, a Nevada corporation (the “Company”), and the stockholder of the Company set forth on the signature page hereto (such Stockholder, the “Selling Stockholder”).

The Selling Stockholder is the owner of the number of shares of Series C Preferred Stock, $0.001 par value, of the Company (the “Series C Preferred Stock”) set forth under the Selling Stockholder’s name on the signature page hereto under the caption “Number of Shares of Series C Preferred Stock.”

The Company and the Selling Stockholder desire that the Company redeem from the Selling Stockholder certain of the shares of Series C Preferred Stock held by the Selling Stockholder, upon the terms and subject to the conditions set forth in this Agreement.

Simultaneously with the execution and delivery of this Agreement, the Company is entering into separate agreements (the “Other Agreements”) with all of the other holders of Series C Preferred Stock (other than the Selling Stockholder, the “Other Stockholders”) pursuant to which, simultaneously with the Closing hereunder, the Company is redeeming from each of the Other Stockholders 60% of the shares of Series C Preferred Stock held by each such Other Stockholder, on the same terms and conditions as are set forth in this Agreement.

Defined terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Subscription and Registration Rights Agreement, dated as of October 19, 2006, between the Company and the other parties thereto (the “Subscription and Registration Rights Agreement”).

Accordingly, the parties agree as follows:
ARTICLE I.	REDEMPTION OF THE SERIES C PREFERRED STOCK.

Section 1.1 Sale of Redeemed Stock. Simultaneously with the execution and delivery of this Agreement, the Selling Stockholder shall, and hereby does sell, convey, assign, transfer and deliver to the Company, and the Company does hereby redeem, all of the Selling Stockholder’s right, title and interest in and to the number of shares of Series C Preferred Stock set forth under the Selling Stockholder’s name on the signature pages hereto under the caption “Number of Shares of Redeemed Stock” (the “Redeemed Stock”), free and clear of all Liens (as defined in Section 2.3). The closing of the purchase and sale of the Redeemed Stock hereunder (the “Closing”) shall take place simultaneously with the execution and delivery of this Agreement at the offices of Vinson & Elkins LLP, 666 Fifth Avenue, 26th Floor, New York, New York.

Section 1.2 Delivery of Redeemed Stock. At the Closing, in exchange for the delivery by the Company of the consideration referred to in Section 1.3, the Selling Stockholder shall deliver or cause to be delivered to the Company a certificate or certificates representing the Redeemed Stock to be sold by the Selling Stockholder pursuant to this Agreement, duly endorsed or accompanied by appropriate stock powers duly executed in blank and such other transfer documents or instruments which may be necessary, or which the Company may reasonably request, in order to transfer to the Company the Redeemed Stock, free and clear of all Liens.

Section 1.3 Redemption Price for Redeemed Stock. As consideration for the transaction described in Section 1.1, at the Closing, upon delivery of the Redeemed Stock as set forth in Section 1.2, the Company shall deliver or cause to be delivered to the Selling Stockholder the following:

(a) cash, paid concurrently with the execution and delivery of this Agreement, in the amount set forth under the Selling Stockholder’s name on the signature page hereto under the caption “Amount of Cash Payment”; and

(b) a subordinated promissory note, in the form attached hereto as Exhibit A (the “Subordinated Promissory Note”), in a principal amount set forth under the Selling Stockholder’s name on the signature pages hereto under the caption “Principal Amount of Subordinated Promissory Note.” The Subordinated Promissory Note shall be issued pursuant to a Note Agreement in the form attached hereto as Exhibit B executed and delivered simultaneously at the Closing by each of the Company, the guarantors from time to time party hereto, the Selling Stockholder and the Other Stockholders (such agreement, the “Note Agreement”).

The amount of cash payable by the Company to the Selling Stockholder pursuant to Section 1.3(a) shall be payable, at the election of the Selling Stockholder, by check or by wire transfer of immediately available funds to an account designated by the Selling Stockholder.

Section 1.4 Certificate of Amendment. Concurrently with the Closing, the Company shall file an Amendment to the Certificate of Designation of Series C Preferred Stock of the Company (in the form attached hereto as Exhibit C (the “Amendment of Certificate of Designation”). The undersigned Selling Stockholder hereby approves the form of Amendment of Certificate of Designation and authorizes the Board of Directors to file the Amendment of Certificate of Designation with the Secretary of State of the State of Nevada.

Section 1.5 Modifications to Terms of Subscription and Registration Rights Agreement. The Company agrees that from and after the date hereof:

(a) the references to “$25 million” and “ten percent (10%)” in the last sentence of Section 3(d)(i) of the Subscription and Registration Rights Agreement shall be deemed to be references to “$12.5 million” and “five percent (5%),” respectively; and

(b) notwithstanding anything to the contrary contained in Section 6(a) of the Subscription and Registration Rights Agreement, from and after the date hereof, none of the shares of Series C Preferred Stock owned by the Selling Stockholder as of the date hereof or by any future owner of such shares, nor any of the shares or other securities of the Company issued upon conversion of such shares of Series C Preferred Stock, shall be required to contain the restrictive legend set forth in Section 6(a) or any other legend, and all such shares or other securities shall be freely transferrable by the holder thereof without providing any legal opinion to the Company or its Transfer Agent.

Section 1.6 Retained Series C Preferred Stock Certificates. At the Closing, the Company shall deliver to the Selling Stockholder, in exchange for the surrender by the Selling Stockholder of all certificates representing all shares of Series C Preferred Stock owned by the Selling Stockholder that are not Redeemed Stock (the “Retained Stock”), a certificate representing the number of shares of Series C Preferred Stock set forth under the Selling Stockholder’s name on the signature pages hereto under the caption “Number of Shares of Retained Stock.”

Section 1.7 Other Closing Deliveries. At the Closing, the Company shall deliver or cause to be delivered to the Selling Stockholder the following:

(a) a copy of the Note Agreement duly executed and delivered by the parties thereto;

(b) a copy of each Other Agreement duly executed and delivered by the parties thereto; and

(c) evidence of the consent of the requisite lenders pursuant to the Company’s outstanding $225 million Secured Revolving Loan and Letter of Credit Facility required to approve the entry into this Agreement, the Note Agreement and the issuance of the Subordinated Promissory Note to the Selling Stockholder and the subordinated promissory note being issued to the Other Stockholders under the Note Agreement.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER

The Selling Stockholder represents and warrants to the Company as of the date hereof as follows:

Section 2.1 Power and Authority. The Selling Stockholder has full corporate, partnership, limited liability company or other organizational power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery by the Selling Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate, partnership, limited liability company or other organizational action on the part of the Selling Stockholder. Assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes a legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Law” means any applicable constitutional provisions, statute, act, code, common law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretation or advisory opinion or letter of a domestic, foreign or international Governmental Authority. “Governmental Authority” means any federal, state, local or foreign government or any court, arbitral tribunal, administrative or regulatory agency, self-regulatory organization (including the NYSE-Amex) or other governmental authority, agency or instrumentality.

Section 2.2 No Conflicts. The execution, delivery and performance by the Selling Stockholder of this Agreement and the transactions contemplated hereby will not (a) violate any Law applicable to the Selling Stockholder, (b) conflict with any provision of the certificate of incorporation, partnership agreement, limited liability company agreement, bylaws or other organizational or constitutive instruments of the Selling Stockholder, (c) require or make necessary any consent, approval or other action of, or notice to, any person under any agreement or other document or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder, or any of the Selling Stockholder’s assets or properties, is bound, except for those that have been obtained or made, or (d) conflict with, or result in a violation of, any agreement or other document or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder, or any of the Selling Stockholder’s assets or properties, is bound.

Section 2.3 Redeemed Stock. Prior to giving effect to the transaction contemplated hereby, the Selling Stockholder is the record and beneficial owner of the number of shares of Series C Preferred Stock set forth under the Selling Stockholder’s name on the signature page hereto under the caption “Number of Shares of Series C Preferred Stock.” Such shares of Series C Preferred Stock constitute all of the shares of Series C Preferred Stock owned or record or beneficially by the Selling Stockholder, prior to giving effect to the transaction contemplated hereby. Upon delivery of the certificate or certificates representing the Redeemed Stock to the Company at the Closing and upon payment by the Company of the consideration referred to in Section 1.3 and delivery by the Company of the items set forth in Section 1.7, in each case in accordance with this Agreement, the Selling Stockholder shall transfer the Redeemed Stock to the Company free and clear of all Liens. None of the Redeemed Stock is subject to any voting trust or other contract, agreement, arrangement, commitment or understanding, written or oral, restricting or otherwise relating to the voting or disposition of the Redeemed Stock, other than this Agreement and the organizational documents of the Company except as would not reasonably be expected to impair the ability of the Selling Stockholder to transfer the Redeemed Stock to the Company as contemplated by this Agreement. No proxies or powers of attorney have been granted with respect to the Redeemed Stock, other than proxies or powers of attorney that (a) would not reasonably be expected to impair the ability of the Selling Stockholder to transfer the Redeemed Stock to the Company as contemplated hereby and (y) would not apply to the Redeemed Stock after the transfer of the Redeemed Stock to the Company pursuant to this Agreement. Except as contemplated herein, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Selling Stockholder is or may become obligated to sell any of the Redeemed Stock, except as (a) would not reasonably be expected to impair the ability of the Selling Stockholder to transfer the Redeemed Stock to the Company as contemplated hereby and (y) would not apply to the Redeemed Stock after the transfer of the Redeemed Stock to the Company pursuant to this Agreement. “Lien” means (i) any lien, hypothecation, pledge, collateral assignment, security interest, charge or encumbrance of any kind, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent (including any agreement to give any of the foregoing) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, other than in each case, the restrictions under applicable securities laws and the Certificate of Designation of Series C Preferred Stock of the Company and (ii) any purchase option, right of first refusal, right of first offer, call or similar right of a third party.

Section 2.4 Litigation. There is no action, suit, claim, proceeding or other legal, administrative or arbitrational proceeding pending or, to the knowledge of the Selling Stockholder, threatened against the Selling Stockholder, or against any officer, manager or director of the Selling Stockholder, in each case related to the Redeemed Stock or the transactions contemplated hereby. The Selling Stockholder is not a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the Redeemed Stock or the transactions contemplated hereby.

Section 2.5 Governmental Authorizations. Except for any filings that may be required pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Selling Stockholder in connection with the execution and delivery by the Selling Stockholder of this Agreement and the transfer of the Redeemed Stock to the Company pursuant to this Agreement; provided, however, that no representation is made by the Selling Stockholder with respect to any documentary or transfer tax matters under Nevada law.

Section 2.6 Acknowledgement. The Selling Stockholder acknowledges that it has made its own analysis of the fairness of the transactions contemplated hereby and has not relied on any advice or recommendation by the Company or its shareholders, directors, officers, agents or affiliates with respect to its decision to enter into this Agreement and to consummate the transactions contemplated hereby. The Selling Stockholder has had sufficient opportunity and time to investigate and review the business, management and financial affairs of the Company, and has had sufficient access to management of the Company, before its decision to enter into this Agreement, and further has had the opportunity to consult with all advisers it deems appropriate or necessary to consult with in connection with this Agreement and any action arising hereunder, including tax and accounting advisers. The Selling Stockholder acknowledges that, in connection with its entry into this Agreement and consummation of the transactions contemplated hereby, (i) the Selling Stockholder has not relied on any representations or warranties of the Company, or any shareholder, director, officer, affiliate or representative of the Company, except for the representations or warranties of the Company set forth in this Agreement, the Note Agreement and the documents delivered by the Company in connection with the transactions contemplated hereby, and (ii) the Selling Stockholder has made an independent decision to sell the Redeemed Stock pursuant to this Agreement.

Section 2.7 Investment. The Selling Stockholder is acquiring the Subordinated Promissory Note solely for its own account, for investment purposes, with no intention of distributing or reselling the Subordinated Promissory Note except in accordance with applicable Law. The Selling Stockholder acknowledges and agrees that its Subordinated Promissory Note has not been registered under the Securities Act of 1933 (as amended from time to time, the “Securities Act”), or the securities laws of any state, and it may not be sold or otherwise transferred in the absence of an effective registration thereunder unless an exemption from registration is available.

Section 2.8 Accredited Investor. The Selling Stockholder is an “accredited investor” as that term is defined in Regulation D under the Securities Act.

Section 2.9 Knowledge and Experience.  The Selling Stockholder (a) has such knowledge and experience in financial and business matters, including the oil and gas industry, as to enable it to evaluate the merits and risks of entering into this Agreement, including the acceptance of the Subordinated Promissory Note and (b) is able to bear the economic risk of this transaction.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Selling Stockholder as of the date hereof as follows:

Section 3.1 Organization. The Company is a corporation duly formed, validly existing and in good standing under the Laws of the State of Nevada.

Section 3.2 Power and Authority. The Company has full power and authority to execute and deliver this Agreement and the Other Agreements and consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Other Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or other action and no further consent, approval or action is required by or from the Company, the Company’s board of directors, the Company’s stockholders or any of the Company’s creditors in connection with the transactions contemplated hereby or thereby. The Amendment of Certificate of Designation will be effective upon its filing with the Secretary of State of the State of Nevada. Assuming this Agreement has been duly authorized, executed and delivered by the Selling Stockholder, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.3 No Conflicts. The execution, delivery and performance by the Company of this Agreement and each of the Other Agreements, and the transactions contemplated hereby and thereby, do not and will not (a) violate any Law applicable to the Company or any of its Subsidiaries, (b) conflict with any provision of the certificate of incorporation, partnership agreement, limited liability company agreement, bylaws or other organizational or constitutive instruments of the Company or any of its Subsidiaries, (c) require or make necessary any consent, approval or other action of, or notice to, any person under any agreement or other document or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of the Company’s or any of its Subsidiaries’ assets or properties, is bound, except for those that have been obtained or made prior to the date hereof, or (d) conflict with, or result in a violation of, any agreement or other document or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries, or any of the Company’s or any of its Subsidiaries’ assets or properties, is bound.

Section 3.4 Litigation. There is no action, suit, claim, proceeding or other legal, administrative or arbitrational proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any officer, manager or director of the Company or any of its Subsidiaries, in each case related to the Redeemed Stock or the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the Redeemed Stock or the transactions contemplated hereby.

Section 3.5 Governmental Authorizations. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the Other Agreements. No documentary, stamp or transfer taxes are required to be paid under Nevada law in connection with the transactions contemplated hereby. The shares of common stock issuable upon conversion of the shares of Series C Preferred Stock outstanding after the consummation of the transactions contemplated by this Agreement and the Other Agreements will be listed on the NYSE-Amex.

Section 3.6 Permitted Payments. The payment to the Selling Stockholder of the cash payable to the Selling Stockholder and the other Stockholders under the Other Agreements hereunder, and the issuance to the Selling Stockholder of the Subordinated Promissory Note hereunder and to the Other Stockholders of the subordinated promissory notes contemplated to be issued pursuant to the Other Agreements, will not constitute a distribution prohibited by Section 78.288 of the Nevada Revised Statutes.

Section 3.7 Solvency. The Company is, and will be after the payments of cash and issuances of subordinated promissory notes contemplated by this Agreement and the Other Agreements, Solvent. “Solvent” shall mean at a particular time, that (a) the fair value of the property owned by Company is greater than the amount of the Company’s liabilities; (b) the present fair salable value of the property owned by the Company in an orderly liquidation of the Company is not less than the amount that will be required to pay the probable liability of the Company on its debts as they become absolute and matured; (c) the Company is able to pay its debts and other liabilities, including under the Subordinated Promissory Note and the subordinated promissory notes issued pursuant to the Other Agreements, as they mature in the normal course of business; and (d) the Company does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.

Section 3.8 No Anti-Dilution Adjustments. The Company has not issued any shares of Common Stock, Convertible Securities or Options and no other event has occurred, which issuance or other event would have required an adjustment to the conversion price of the Series C Preferred Stock pursuant to Section 8 of the Certificate of Designation of Series C Preferred Stock of the Company as in effect immediately prior to the transactions contemplated hereby. Prior to the filing of the Amendment of Certificate of Designation, the conversion price of the Series C Preferred Stock was $2.50 per share. Upon the filing of the Amendment of Certificate of Designation, the conversion price of the Series C Preferred Stock will be $1.25 per share.

Section 3.9 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act or the Securities Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, since January 1, 2005 (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the (“SEC Reports”)) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated hereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All exhibits required to be filed by the Company with the Securities and Exchange Commission in connection with the SEC Reports are included in the SEC Reports.

Section 3.10 Disclosure.

(a) Simultaneously with the execution and delivery of this Agreement, the Company is entering into the Other Agreements with each of the Other Stockholders pursuant to which, simultaneously with the Closing hereunder, the Company is redeeming from each of the Other Stockholders 60% of the shares of Series C Preferred Stock held by each such Other Stockholders, on, and such Other Agreements reflect, the same terms and conditions as are set forth in this Agreement. At and simultaneously with the Closing, the Company is redeeming an aggregate of 75,000 shares of Series C Preferred Stock pursuant to this Agreement and the Other Agreements. Other than the Other Agreements, the Subscription and Registration Rights Agreement and the Note Agreement and the subordinated promissory notes issued thereunder, neither the Company nor any of its Subsidiaries has entered into, any agreement, arrangement or understanding (whether or not the subject of a binding agreement) with any Other Stockholder or any of its affiliates relating to any of the shares of Series C Preferred Stock, the shares or securities issuable upon conversion thereof, the subordinated promissory notes issued under the Note Agreement or any of the transactions contemplated by this Agreement, the Other Agreements or the Note Agreement.

(b) Neither the Company nor any of its Subsidiaries is currently engaged in any material discussions with any third party with respect to any transaction that would give rise to a Change of Control (as defined in the Certificate of Designation of Series C Preferred Stock of the Company).

Section 3.11 Absence of Certain Changes. Since June 30, 2009, except as specifically disclosed in the SEC Reports filed prior to the date hereof, the business of the Company and its Subsidiaries has been operated in the usual and ordinary course consistent with past practice, and since June 30, 2009 through the date of this Agreement, except as specifically disclosed in the SEC Reports filed prior to the date hereof:

(a) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect;

(b) neither the Company nor any of its Subsidiaries have incurred any additional Indebtedness; and

(c) neither the Company nor any of its Subsidiaries has repurchased, repaid or redeemed any of its outstanding securities or Indebtedness (except to the extent required in accordance with their terms).

Section 3.12 Taxes. The Company is not, and has never been, a “U.S. real property holding corporation” as defined in section 897(c)(2) of the Internal Revenue Code of 1986, as amended. The Company does not have any current or accumulated earnings and profits, as calculated for U.S. federal income tax purposes.

Section 3.13 Ownership of Outstanding Series C Preferred Stock. Exhibit D hereto sets forth, to the Company’s knowledge, a true and complete list, dated as of the date of this Agreement, of the registered holders of the outstanding shares of Series C Preferred Stock and the number of shares of Series C Preferred Stock held by such holders both prior to, and immediately after giving effect to, the transactions contemplated by this Agreement and the Other Agreements. Exhibit D also sets forth the principal amount of the Subordinated Promissory Note to be issued under the Note Agreement to the Selling Stockholder and the Other Stockholders.

ARTICLE IV. SURVIVAL; TAXES.

Section 4.1 Survival. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement.

Section 4.2 Tax Treatment. Unless information relating to the equity ownership of the Selling Stockholder in the Company is, directly or indirectly, provided by the Selling Stockholder or its Affiliates to the Company after the date hereof that requires a different treatment by law, for U.S. federal income tax purposes: (i) the Company shall treat the transactions contemplated by this Agreement exclusively as a “redemption” taxable under Section 302(b) of the Internal Revenue Code of 1986, as amended, and, unless otherwise required as a result of a final determination by the U.S. Internal Revenue Service or other tax authority, shall not take any action inconsistent with such treatment; and (ii) the Company shall not withhold any taxes on any proceeds to be delivered to the Selling Stockholder under this Agreement.

Section 4.3 Certain Taxes. If any documentary, stamp or transfer taxes are required to be paid under Nevada law in connection with the transactions contemplated hereby by the Selling Stockholder, the Company shall reimburse the Selling Stockholder for and in respect of the full amount of such taxes. This Section 4.3 shall be cumulative and shall not preclude assertion by the Selling Stockholder of any other rights or the seeking of any other remedies against the Company.

ARTICLE V. MISCELLANEOUS.

Section 5.1 Securities Laws Disclosure. On the date hereof, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) (a) describing the terms of the transactions contemplated by the this Agreement, the Other Agreements and the Note Agreement, (b) disclosing any material, nonpublic information provided to the Selling Stockholder or its representatives in connection with the negotiations leading up to this Agreement and the Note Agreement and (c) including as exhibits to such 8-K Filing a form of this Agreement and the Other Agreements and the Note Agreement. The Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby.

Section 5.2 No Third-Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors or permitted assigns any legal or equitable right, remedy or claim under, in or in respect of this Agreement or any provision herein contained.

Section 5.3 Assignment. The Selling Stockholder may assign this Agreement or any part of it, without the prior written consent of the Company.

Section 5.4 Amendment; Waiver. This Agreement may not be amended, modified, supplemented, or restated, nor may any provision of this Agreement be waived, other than through a written instrument adopted, executed and agreed to by each of the parties hereto.

Section 5.5 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and the Selling Stockholder shall execute and deliver all such future instruments and take such further action as may be reasonably necessary or appropriate to carry out the provisions of this Agreement and the intention of the parties.

Section 5.6 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed to the address that any such party has designated on the signature pages hereto or may designate by written notice to the other party.

Section 5.7 Entire Agreement; Supersede. This Agreement, and any other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior contracts, agreements and understandings, whether oral or written, between the parties with respect to the subject matter hereof.

Section 5.8 Equal Treatment.

(a) Neither the Company nor any of its Subsidiaries shall (i) enter into, any agreement, arrangement or understanding (whether or not the subject of a binding agreement) with any holder of shares of Series C Preferred Stock or any of its affiliates relating to any of the shares of Series C Preferred Stock or the shares or securities issuable upon conversion thereof, unless the Company or such Subsidiary, as applicable, offers to enter into an agreement (on the same terms and at substantially the same time) with the other holders of shares of Series C Preferred Stock, (ii) purchase or otherwise acquire any of the outstanding shares of Series C Preferred Stock of any holder, except in accordance with paragraph (b) of this Section 5.8, or (iii) pay any fee or provide other consideration in connection with any amendment or waiver to the terms of the Series C Preferred Stock or any approval under paragraph (b) of this Section 5.8, unless such fee or other consideration is paid or provided to all holders of Series C Preferred Stock.

(b) If the Company or any of its subsidiaries agrees or intends to agree with any other holder of shares of Series C Preferred Stock (any such holder, a “Co-Sale Seller”) to purchase or otherwise acquire all or a portion of such shares (the “Proposed Purchase”), then the Company shall offer (the “Co-Sale Offer”) to include in the Proposed Purchase the shares of Series C Preferred Stock owned and designated by the Selling Stockholder according to the remaining terms of this Section 5.8. The Company shall give written notice to the Selling Stockholder (the “Co-Sale Notice”) at least seven (7) business days prior to the scheduled closing of the Proposed Purchase. The Sale Notice shall specify the number of shares of Series C Preferred Stock proposed to be purchased or acquired, the amount and type of consideration to be paid therefor, the date on which the Proposed Purchase is to be consummated, and the number of shares of Series C Preferred Stock the Selling Stockholder shall be entitled to include in the Proposed Purchase. The Selling Stockholder shall have the right to include in the Proposed Purchase, and sell to the Company on the same terms as any other seller of shares of Series C Preferred Stock, up to a number of shares of Series C Preferred Stock equal to the number of shares of Series C Preferred Stock to be purchased or acquired in the Proposed Purchase, multiplied by a fraction, the numerator of which shall be the aggregate number of shares of Series C Preferred Stock held by the Selling Stockholder and the denominator of which shall be the aggregate number of shares of Series C Preferred Stock outstanding. If the Selling Stockholder wishes to accept the Co-Sale Offer, it must, within five (5) business days following the date the Company gives the Co-Sale Notice, deliver to the Company a notice designating the number of shares of Series C Preferred Stock it wishes to sell. The purchase of the shares so designated shall take place as part of the Proposed Purchase. Notwithstanding anything to the contrary herein, there shall be no requirement to comply with this Section 5.8(b) if (a) based on the advice of outside counsel to the Company, the Company would have to make the Co-Sale Offer in accordance with the U.S. tender offer rules, including the requirements of Rule 14e-1, under the Securities Exchange Act of 1934, as amended, and (b) noncompliance by the Company with this Section 5.8(b) and Section 5.8(b) of the Other Agreements is approved in writing by the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock held by holders (other than the Company, any of its subsidiaries or any Co-Sale Sellers) entitled to rights under this Section 5.8(b) or Section 5.8(b) of any of the Other Agreements.

Section 5.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any civil, criminal or administrative action, suit, claim, notice, hearing, examination, inquiry, proceeding or investigation at law or in equity or by or before any court, arbitrator or similar panel, governmental instrumentality or other agency (“Litigation”) relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement, or such other address as may be given by one or more parties to the other parties in accordance with the notice provisions of Section 5.6, shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

Section 5.10 Headings. The descriptive headings used herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

Section 5.11 Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

Section 5.12 Effectiveness. This Agreement shall become effective when it shall have been executed by both of the parties hereto.

[signature pages follow]

IN WITNESS WHEREOF, the Selling Stockholder and the Company have duly executed this Agreement as of the date first written above.

THE COMPANY:

ENDEAVOUR INTERNATIONAL CORPORATION

By: /s/ J. Michael Kirksey
Name: J. Michael Kirksey
Title: Executive Vice President and
Chief Financial Officer

Address:

Endeavour International Corporation

1001 Fannin Street, Suite 1600
Houston, TX 77002

THE SELLING STOCKHOLDER:

[	]

By:
Name:
Title:

Number of Shares of Series C Preferred Stock

Number of Shares of Redeemed Stock

Number of Shares of Retained Stock

Amount of Cash Payment

Principal Amount of Subordinated Promissory Note

Address:

Exhibit A
Form of Note
Exhibit B
Note Agreement

Exhibit C
Amendment to Certificate of Designation of Series C Preferred Stock

Exhibit D
Holders of Series C Preferred Stock

	Total Number of	Total Number of
	Shares of	Shares of
	Series C Preferred	Series C Preferred
	Stock Owned Prior	Stock Owned After
	to the Transactions	the Transactions
	Contemplated by	Contemplated by
	this Agreement and	this Agreement and	Principal Amount of
	the Other	the Other	Subordinated
Holder of Series C Preferred Stock	Agreements	Agreements	Promissory Note
Kings Road Investments Ltd.	12,500	5,000	$5,000,000

Eton Park Fund, L.P.	9,075	3,630	$3,630,000

Eton Park Master Fund, Ltd.	18,425	7,370	$7,370,000

TPG-Axon Partners, L.P.	6,125	2,450	$2,450,000

TPG-Axon Partners (Offshore), Ltd.	11,375	4,550	$4,550,000

Magnetar Capital Master Fund, Ltd.	10,000	4,000	$4,000,000

Goldman, Sachs Investment Partners Master Fund, L.P.	30,000	12,000	$12,000,000

Highbridge International LLC	5,000	2,000	$2,000,000

Capital Ventures International	2,500	1,000	$1,000,000

Professional Life & Casualty	2,000	800	$800,000

HBK Master Fund, L.P.	18,000	7,200	$7,200,000

Total	125,000	50,000	$50,000,000.00